Exhibit 23.1






            Consent of Independent Registered Public Accounting Firm







We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated June 7, 2005 relating to the consolidated financial statements of Remote MDx, Inc., and to the reference of our Firm in the Registration Statement






/s/ Tanner LC
Salt Lake City, Utah
October 4, 2006